CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 69 to the Registration Statement (Form N-1A) (No. 002-23727/811-01311) of the The GAMCO Mathers Fund of our report dated February 14, 2006, included in the 2005 Annual Report to shareholders.

                                                  /s/ ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 25, 2006